EXHIBIT 10






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                          TURTLE DOVE RESOURCES INC.
                                  P.O. Box 438
                               Road Town, Tortola
                             British Virgin Islands
                           Telephone: (+1284) 494-2616
                           Facsimile: (+1284) 494-2704

PRIVATE & CONFIDENTIAL

June 28, 2002

Whispering Oaks International, Inc.
Suite 201
30211 Avenida de las Bandera
Rancho Santa Margarita, CA   92688

Attention:  Ricardo Moro Vidal

BioLargo Technologies Inc.
Suite 215, 7080 River Road
Richmond, British Columbia  V6X 1X5

Attention:  Floyd Wandler

Dear Sirs:

Re: Option to Purchase Shares of BioLargo Technologies Inc.

Further to our discussions, this letter sets out the terms of our option to purchase from Whispering Oaks International, Inc. 9,000,001 common shares in the capital of BioLargo Technologies Inc. (the "Company"). If these terms are acceptable to you, please sign this letter in the space provided below and return it to us. Please note that you will also be signing on behalf of the Company with respect to the obligations in Sections 9, 11, 13, 17 and 21 below. It is our intention that this letter agreement (the "Agreement") will be binding on the parties. In this Agreement, the term "Seller" refers to Whispering Oaks International, Inc., (doing business as BioCurex, Inc.).

1.      Option

The Seller grants to Turtle Dove Resources Inc. ("Turtle Dove") the right, irrevocable until December 31, 2002, to purchase from the Seller an aggregate of 9,000,001 common shares of the Company (the "Option Shares") for an aggregate price of US $505,000 on the terms of this Agreement (the "Option").

2.      Option Period

The Option may be exercised by Turtle Dove in whole or in part, from time to time, but must be exercised on or before the following dates in the following minimum amounts:

      --------------------------------------------------------------------------
      Date                                Number of            Payment (US)
                                        Option Shares
      --------------------------------------------------------------------------
      June 30, 2002                      900,000               $50,000
      July 31, 2002                      900,000               $55,000
      Aug. 31, 2002                      900,000               $50,000
      Sept. 30, 2002                     900,000               $50,000
      Oct. 31, 2002                    1,800,000              $100,000
      Nov. 30, 2002                    1,800,000              $100,000
      Dec. 31, 2002                    1,800,001              $100,000

3.      Effect of Failure to Exercise

If Turtle Dove fails to purchase the minimum number of Option Shares on or before the date required in Section 2, the option in respect of that number of shares will expire, but, except as set out in the final sentence of this Section 3, the failure will not affect the right of Turtle Dove to purchase the balance of shares available to it within the periods set out in Section 2. If Turtle Dove purchases more than the minimum number of Option Shares before the expiry of any period, the minimum number of Option Shares for the next succeeding period or periods will be reduced by the difference between the actual number of Option Shares purchased and the minimum number required. If Turtle Dove fails to purchase the minimum number of Option Shares for two consecutive periods, the Option will immediately terminate and all escrow shares will be returned to the Seller.

4.      Deposit with Escrow Agent

On execution of this Agreement, the Seller will deposit into escrow with M.O.I. Escrow Services Ltd. (the "Escrow Agent"), share certificates, duly endorsed for transfer in blank with signature guaranteed, representing in the aggregate, 9,000,001 common shares in the capital of the Company, in denominations equal to the minimum number of Option Shares available for purchase under Section 2, together with certificates for the common shares contemplated in Section 22. In addition, the Seller will deposit any certificates for additional shares of the Company received by it in exchange or conversion for, as a dividend on or otherwise in connection with the Option Shares, as contemplated in Section 8.

5.      Exercise of Option

Turtle Dove may exercise the Option by giving notice in writing (the "Notice") to the Escrow Agent, with a copy to the Seller, of Turtle Dove's election to purchase that number of the Option Shares as are specified in the Notice and by tendering to the Escrow Agent payment of the full amount of the purchase price payable herein (the "Purchase Price") for such number of the Option Shares as are specified in the Notice in increments of 50,000 shares, by way of certified cheque, bank draft, solicitor's trust cheque or other form of immediately available funds made payable to the Seller.

6.      Settlement

The Escrow Agent will, within five business days of receipt of the Notice, deliver to Turtle Dove or its nominee share certificates representing the number of Option Shares specified in the Notice, and deliver to the Seller the Purchase Price.

7.      Option Shares Not Purchased

If, after one of the dates in the table in Section 2, the aggregate minimum of Option Shares have not been purchased by Turtle Dove, the Escrow Agent will retain the certificates representing the Option Shares no longer available for purchase and hold such certificates as contemplated in Section 22. If the Company does not achieve a public listing of its shares, whether through an initial public offering or reverse takeover, by June 30, 2003, the escrow agent will return any such Option Shares to the Seller on written request.

8.      Capital Alterations

If, during the period that the Option is exercisable (the "Option Period"), there is a subdivision, consolidation, reclassification or other reorganization of the shares in the capital of the Company or the Company makes a payment of stock dividends (each of which is referred to herein as "Capital Alteration"), then the number, class and price of the shares which may be purchased under this Option will be adjusted so that Turtle Dove may purchase the same portion of the equity capital of the Company at the same total price after the Capital Alteration as Turtle Dove would have been able to buy immediately before the Capital Alteration.

9.      Merger or Takeover Bid

If, before the expiry of the Option Period, the Company enters into an amalgamation, arrangement or other form of merger, or the shares of the Company are the subject of a takeover bid, the Company will give written notice of the event to Turtle Dove at least 21 days before its completion, and, following the completion of the event, the Seller will be deemed to have given Turtle Dove, for the balance of the Option Period, the right to purchase that number of shares of the merged entity as Turtle Dove would have received had Turtle Dove exercised the unexercised balance of this Option and participated as a shareholder in the event at a total price equal to the total exercise price of the unexercised balance of this Option at the time of the event.

10.      Directors

Ricardo Moro Vidal ("Moro") and Gerry Wittenberg ("Wittenberg") will resign as officers and employees the Company immediately following the execution of this Agreement, and will resign as directors of the Company on the earlier of:

     (a)  the time that Turtle Dove purchases all the Option Shares; or

     (b) the time that the Seller makes an assignment into bankruptcy, when a receiver or receiver-manager is appointed for its assets, or when it makes an arrangement or compromise with its creditors.

11.      Releases

On receipt of the initial payment contemplated in section 2 (the "Initial Closing Date") the Seller, Moro, Wittenberg, Kenneth R. Code and the Company will execute general releases of each other (the "Releases") pursuant to which the Company will, among other things, release the Seller from any continuing obligations under the Credit Agreement between the Seller and the Company dated October 5, 2000 (the "Credit Agreement") and the Seller will, among other things, release the Company from any liability for funds advanced pursuant to the Credit Agreement.

12.     Covenants of the Seller

The Seller will:

     (a) at all reasonable times during the Option Period, co-operate with Turtle Dove in making a reasonable due diligence investigation relating to the Option Shares, the Company and its business and assets;

     (b) vote all the Option Shares then owned by it in favour of resolutions to continue the corporate jurisdiction of the Company to Bermuda or another jurisdiction designated by Turtle Dove and, if required, to approve the sale of its intellectual property, representing substantially all of its assets to a new subsidiary wholly owned by the Company at a meeting of the shareholders of the Company called for the purpose of approving one or both resolutions.

13.     Covenants of the Company

In consideration of the sum of $10 (Cdn) now paid by Turtle Dove to the Company, the receipt and sufficiency of which is hereby acknowledged, the Company agrees that from the date of this Agreement to the Closing Date, the Company will not, without the prior written consent of Turtle Dove:

     (a) purchase or sell any assets which are of material value other than in the ordinary course of business;

     (b)  waive or surrender any material right in connection with its business;

     (c) issue any common shares or other securities, except in connection with a contemplated equity financing of up to US $3,000,000 on terms acceptable to Turtle Dove or short term working capital loans from Turtle Dove;

     (d) make any public announcement concerning the transactions contemplated by this Agreement, other than as required by law or by any regulatory authority having jurisdiction over the Company;

     (e) declare or pay any dividends or make any other distributions to shareholders;

     (f)  redeem or repurchase any outstanding securities;

     (g)  enter into new  management  or employment  agreements  with any of its
          directors,   officers  or  employees  outside  the  normal  course  of
          business;

     (h) alter the articles or by-laws of the Company except in connection with the continuance of the Company to Bermuda or another jurisdiction designated by Turtle Dove;

     (i) borrow money or assume any material obligations, other than in the ordinary course of business; and

     (j) agree to any increase in salaries or benefits or agree to or make a payment of a bonus or other similar payment to a director, officer or employee.

14.    Representations and Warranties of Turtle Dove

Turtle Dove represents and warrants to the Seller that:

     (a) Turtle Dove is a company duly incorporated under the laws of Tortola, British Virgin Islands;

     (b) Turtle Dove has good and sufficient writing authority to enter into this Agreement on the terms and conditions set forth herein;

     (c) neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with the fulfilment of the terms and provisions of this Agreement will conflict in any material respect with, or result in a material breach of, the terms, conditions or provisions of or will constitute a material default under the memorandum, articles or resolutions of Turtle Dove or any instrument, agreement or contract to which it is a party or by which it is bound;

     (d) there are no suits, actions, litigation, arbitration proceedings or government or regulatory proceedings outstanding, in progress, pending or to the best of the knowledge of Turtle Dove, threatened against or relating to Turtle Dove or its subsidiaries which might materially and adversely affect Turtle Dove;

     (e) all material transactions of Turtle Dove have been properly recorded or filed in or with its books and records and the minute book of Turtle Dove contains records of all meetings and proceedings of the shareholders and directors of Turtle Dove;

     (f) Turtle Dove has the corporate power to own the assets which it now owns and to carry on the business which it now carries on.

15.    Representations and Warranties of the Company

The Company represents and warrants to Turtle Dove that:

     (a) the Company is a company duly incorporated under the laws of Canada, is not a reporting company, is validly subsisting, and is in good standing;

     (b) the Company, either directly or through its wholly-owned subsidiary, carries on business in Alberta, British Columbia and California;

     (c) the Company holds all licenses required for carrying on its business in the jurisdictions and in the manner in which it is carried on;

     (d) the authorized capital of the Company consists of an unlimited number of common shares of which 19,908,567 common shares are issued and outstanding;

     (e) the financial statements for the Company for the years ending December 31, 2001 and 2000 were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years and present fairly and accurately in all material respects the financial condition and position of the Company as at those dates and the results of its operations for the years then ended;

     (f) the quarterly financial statements for the fiscal quarter ended March 31, 2002 were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, and present fairly and accurately in all material respects the financial condition and position of the Company as at that date and the results of its operations for the period then ended;

     (g)  since March 31, 2002:

               (i) the Company has carried on its business in the ordinary and normal course in a prudent, business-like and efficient manner;

               (ii) there has been no material  adverse  change in the business, financial position nor condition of the Company; and

               (iii)the  Company  has not  waived  or  surrendered  any right of material value;

     (h) neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions with this Agreement will conflict in any material respect with, or result in any material breach of, terms, conditions or provisions of or constitute a material default under the articles or resolutions of the Company or any instrument or agreement, or contract to which the Company or the Seller is a party or by which it is bound;

     (i)  there  is no  suit,  action,  litigation,  arbitration  proceeding  or governmental or regulatory proceeding outstanding, in progress, pending or, to the best of the Company's knowledge threatened against or relating to the Company which might materially and adversely affect the Company;

     (j) all material transactions of the Company have been properly recorded or filed in or with its books and records and the minute book of the Company contains records of all meetings and proceedings of the shareholders and directors of the Company;

     (k) the Company has the corporate power to own the assets which it now owns and to carry on the business which it now carries on;

     (l) the only subsidiary of the Company is BioLargo Technologies Inc., a Nevada corporation, wholly-owned by the Company, and the Company does not beneficially own, directly or indirectly, any interest in any other corporation, partnership, joint venture or other business activity or entity;

     (m) the Company is not a party to nor is it bound by any agreement of guarantee, indemnity, assumption or endorsement or any other like commitment in respect of the indebtedness of any person, firm or corporation;

     (n) the Company does not have any pension plans, profit sharing plans, bonus plans or other deferred compensation plans;

     (o) the Company will provide to Turtle Dove all copies of all material contracts of the Company including, but not limited to, employment contracts;

     (p) the Company is not in default of any of the terms and conditions of any of the material contracts referred to in the previous paragraph and, to the best of the knowledge of the Company, no other party to a material contract with the Company is in default of its obligations thereunder;

     (q) the Company has good and marketable title to all of its assets subject to no mortgages, pledges, deeds of trust, liens, conditional sale agreements, encumbrances or charges which are not filed with the Personal Property Registry for British Columbia, Alberta and California and no person has any right or option to acquire any asset of the Company, other than in the ordinary course of business;

     (r) the Company is the exclusive owner of the patents and patent applications listed in Schedule "A";

     (s)  the  Company  has paid all  taxes  which are due and  payable  and all
          assessments  and  re-assessments   and  other  governmental   charges,
          penalties, interests and fines due and payable by the Company;

     (t) the Company has made all elections required to be made by it under the Income Tax Act (Canada) in connection with any distribution which it has made, and in connection with the acquisition or disposition of assets, all such elections were true and correct, were made in the prescribed forms and were made within the prescribed time period;

     (u) the Company maintains such insurance against loss or damage to its assets with respect to public liability as is prudent for a company such as the Company carrying on the business which it now carries on and will carry on as contemplated by this Agreement, and the Company will provide true and complete copies of such insurance policies to Turtle Dove;

     (v) all leases to which the Company is a party in respect of office space and equipment used in the business of the Company are in good standing the execution and performance of this Agreement will not result in a breach of any such leases or require the consent of any other party to such leases.

16.   Representations and Warranties of the Seller

The Seller represents and warrants to Turtle Dove that:

     (a)  it has read the  representations  and  warranties  of the  Company  in
          Section 15 and is not aware that any representation or warranty is incorrect or untrue in any material respect;

     (b) the Seller is, and at the time of each purchase by Turtle Dove hereunder, will be the legal and beneficial owner of all right, title and interest to the Option Shares being acquired, free and clear of liens, charges and encumbrances of any kind whatsoever;

     (c) no person has any right, present or future, to acquire any of the Option Shares or any other shares or securities convertible into shares in the capital of the Company;

     (d) the Seller has good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement, and the Seller has the right to transfer to Turtle Dove the Option Shares free and clear of all liens, charges and encumbrances of any kind whatsoever; and

     (e) neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions with this Agreement will conflict in any material respect with, or result in any material breach of, terms, conditions or provisions of or constitute a material default under the articles or resolutions of the Seller or any instrument or agreement, or contract to which the Seller is a party or by which it is bound.

17.   Standstill Agreement

Until the earlier of the time that all Option Shares are purchased by Turtle Dove, the termination of the Option pursuant to Section 3, and December 31, 2002, the Company will conduct is business only in the ordinary course, and neither the Company nor the Seller will solicit, initiate, or encourage the submission of proposals or offers from any other person, entity or group relating to, and will not participate in any negotiations regarding, or (except and order to comply with any requirement of law to furnish information to regulatory authorities) furnish to any other person, entity or group any information with respect to, or otherwise co-operate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt with respect to, the disposition of the business of the Company or any of its assets out of the ordinary course or the acquisition of any outstanding shares of the Company or any shares in the capital of the Company from treasury. The foregoing restriction will not prevent Turtle Dove from reselling any of the Option Shares which it purchases and will not prevent the Company from selling shares from treasury as contemplated in Section 13(c). The Seller agrees that if it receives any such proposal or offer in respect to any of the foregoing, it will immediately notify Turtle Dove in writing of all relevant details relating to the proposal or offer. While this Agreement is in effect, neither the Seller nor Turtle Dove may use or refer to this Agreement or any aspect of its negotiations with the other party without the other parties written consent, except as may otherwise be required by law.

18.   Confidentiality

The parties agree to use the financial, legal and other information provided by the other party in connection with the transactions contemplated by this Agreement, solely for the purposes of this Agreement and that they will not disclose to any person, without prior written consent of the other party, any such information including, without limitation, any trade secrets or confidential information relating to customers, technology, patents, know-how, lease-hold arrangements, financial matters, regulatory compliance, costs, corporate resolutions, shareholdings, litigation or agreements. If this Agreement is terminated before the completion of all of the transactions contemplated in it, the parties agree that they will return to the other party on written request, all such information, and any copies, notes of, or other records made of the information immediately on request. If any confidential information is used by one of the parties for another purpose, or any party discloses any such confidential information to any other person without the consent of the other party, the party so using or disclosing the information will be liable for damages, including consequential damages, which the other party may suffer. Further, because damages may be difficult to quantify, the parties agree that, in addition to the other remedies available, either party may be entitled as a matter of right to apply to a court of competent jurisdiction for injunctive relief to prevent any reasonably suspected, threatened or actual breach of this agreement and for the purpose of any such application the other party will be deemed to have acknowledged that the injury caused by a breach of this Agreement is likely to be severe and that damages will not be an adequate remedy. The parties agree that the Seller may make a public announcement on the execution of this Agreement as required by applicable securities regulations.

19.     Notices

All notices required to be given under this Agreement must be made in writing and either delivered or sent by telecopier to the parties at the addresses below:

      IF TO:
                        Turtle Dove Resources Ltd.
                        P.O. Box 438
                        Road Town, Tortola
                        British Virgin Islands

                        Telecopier Number: (+1284) 494-2704

                        Attention:  Peter Marsh
      WITH A COPY TO:   Michael Warren, its independent adviser,
                        by email at fmpww@attglobal.net

      IF TO:
                        Whispering Oaks International, Inc.
                        Suite 201
                        30211 Avenida de las Banderas
                        Ranchero Santa Margarita, CA 92688

                        Telecopier Number:  (o) o
                  and:  215, 7080 River Road
                        Richmond, British Columbia V6X 1X5
                        Telecopier Number: (604) 207-9165
                        Attention: Ricardo Moro Vidal

      IF TO:            BioLargo Technologies Inc.
                        215, 7080 River Road
                        Richmond, British Columbia V6X 1X5
                        Telecopier Number: (604) 207-9165
                        Attention:  Floyd Wandler

Notices sent via telecopier will be deemed to have been received at the time of transmission. Notices delivered will be deemed to be received at the time of delivery.

20.   Indemnity

Turtle Dove will indemnify the Seller and the Seller will indemnify Turtle Dove in respect of all losses, damages, liabilities, costs and expenses suffered by the other party, directly or indirectly, as a result of or arising out of any breach of any representation, warranty, covenant, or agreement made by it in this Agreement, or any document or certificate delivered pursuant hereto.

21.   Registration Rights

The Seller has retained and excluded from this Agreement one million common shares (1,000,000) in the capital of the Company registered in its name (the "Retained Shares"). In the event that all or substantially all of the Option is exercised, it is the intention of Turtle Dove to facilitate a public listing for the Company's common shares upon an appropriate stock exchange either by way of initial public offering or a reverse takeover. If the Company files a registration statement or prospectus in connection with a public offering of its shares, the Company will use reasonable efforts to register, at the cost of the Seller, the Retained Shares, together with any Option Shares not purchased by Turtle Dove, for resale as free trading shares within a period of ninety (90) days following the listing of the Company's common shares on a public stock exchange, subject, nevertheless, to the escrow conditions set out in paragraph 22 below. The Company will use its reasonable best efforts to keep such prospectus or registration statement effective until the earlier of (i) the date upon which all statutory resale restrictions applicable to the Retained Shares have expired or have been satisfied; and (ii) the date on which all of the Retained Shares have been sold. If the Company fails to use reasonable efforts to register the Retained Shares, and fails to register the Retained Shares within 180 days of a listing of the Company's shares on a public stock exchange, the Company will issue to the Seller, as liquidated damages, a further 1,000,000 common shares in its capital. Notwithstanding the previous sentence, the Company will not be obliged to issue any shares to the Seller, nor will it be liable to the Seller in any way if the failure to register the Retained Shares is:

     (a) unnecessary, if the Retained Shares are otherwise tradeable on the public stock exchange;

     (b) due to the inability of the Company to obtain a necessary regulatory approval, so long as the Company has applied for and used reasonable efforts to obtain the approval;

     (c) due to the unwillingness of the underwriter of the public issue to permit the registration;

     (d)  due to the state of the financial markets or the Company's finances.

22.   Release from Escrow

The Retained Shares will be held in escrow by the Escrow Agent and the Retained Shares, together with any Option Shares not purchased by Turtle Dove within the times required in Section 2 (the `Unsold Option Shares'), will released from escrow six (6) months following the listing of the Company's common shares on a recognized stock exchange. When they are released from escrow, the Retained Shares and the Unsold Option Shares shall be deposited by the Seller with an appropriate trust company (the "Trust Agent"). Each Monday of each week following their release from escrow and subsequent deposit with the Trust Agent, a portion of the original number of Retained Shares shall be released to the Seller by the Trust Agent that is equivalent in number to ten (10%) percent of the total trading volume of the Company's common shares for the preceding week of trading.

23.     Previous Agreements

This Agreement is the entire agreement among the parties with respect to the transactions contemplated herein and supersedes and replaces all prior understandings, representations and agreements among some or all of the parties, including, without limitation, the agreement dated April 12, 2002 between the Seller and Turtle Dove.

24.     Shareholders Agreement
As required by the shareholders' agreement for the Company dated October 5, 2000 (the "Shareholders' Agreement"), effective upon acquiring any Option Shares, Turtle Dove agrees to become a party to the Shareholders' Agreement in place of the Seller, with all the rights and obligations of the Seller.

If you are in agreement with the terms proposed above, would you please sign this letter in the space provided below and return it to us?


Yours truly,


TURTLE DOVE RESOURCES INC.

By:

Authorized Signatory
Name:
Title:


Agreed to and accepted this _____ day of _______________, 2002.


WHISPERING OAKS INTERNATIONAL, INC.

By:

Authorized Signatory
Name:
Title:

BIOLARGO TECHNOLOGIES INC.

By:

Authorized Signatory
Name:
Title:

                                  SCHEDULE "A"
                           BIOLARGO TECHNOLOGIES INC.
                         PATENTS AND PATENT APPLICATIONS

--------------------------------------------------------------------------------
Country                     Patent No.                 Subject Matter
--------------------------------------------------------------------------------
Canada                       2191928          Absorbent Composition
--------------------------------------------------------------------------------
Canada                       2201825          Method of Delivering Disinfectant
                                              in Absorbent Pad
--------------------------------------------------------------------------------
Canada                       2278959          Absorbent Pad for Rendering
                                              Hazardous Liquids (US patent
                                              pending)
--------------------------------------------------------------------------------
United States                6146725          Absorbent Composition
--------------------------------------------------------------------------------
United States                6328929          Method of Delivering Disinfectant
                                              in Absorbent Substrate
--------------------------------------------------------------------------------